Exhibit 2.2

Filed
Date Filed : 01/11/2019 04:30:00 PM
Effective Date : 01/11/2019 04:30:00 PM
Filing # : 4376937 Pages : 2
Business ID : 810590
William M. Gardner
Secretary of State
State of New Hampshire

State of New Hampshire

Filing fee: $100.00
Use black print or type.

CERTIFICATE OF FORMATION
NEW HAMPSHIRE LIMITED LIABILITY COMPANY

THE UNDERSIGNED, under the New Hampshire Limited Liability Company Laws submits the following certificate of formation:

FIRST: The name of the limited liability company is One Chestnut Realty LLC

Principal Business Information:

Principal Office Address: 200 Summit Drive Suite 210, Burlington, MA 01803
(no. & street) (city/town) (state) (zip code)

Principal Mailing Address (if different):
(no. & street) (city/town) (state) (zip code)

Business Phone: (617) 807-0963

Business Email: corporateparalegal@sherin.com

☑ Please check if you would prefer to receive the courtesy Annual Report Reminder by email.

SECOND: Describe the nature of the primary business or purposes (and if known, list the NAICS Code and Sub Code): To own, develop, and improve real property assets, and to engage in any other lawful business purpose.

THIRD: The name of the limited liability company's registered agent is:
Corporation Service Company.

The complete address of its registered office (agent's business address) is:
10 Ferry Street, Suite 313, Concord, NH 03301.
(no. & street) (city/town) (state) (zip code)

FOURTH: The management of the limited liability company is vested in a manager or managers.

*Signature: [signature]

Print or type name: Joshua M. Bowman
By: MFD One Chestnut Partners LLC, its Manager, by Joshua M. Bowman,

Title: Authorized Person
(Enter "manager" or "member")

Date signed: January 7, 2019

Note: The sale or offer for sale of membership interests of the limited liability company will comply with the requirements of the New Hampshire Uniform Securities Act (RSA 421-B). The membership interests of the limited liability company: 1) have been registered or when offered will be registered under RSA 421-B; 2) are exempted or when offered will be exempted under RSA 421-B; 3) are or will be offered in a transaction exempted from registration under RSA 421-B; 4) are not securities under RSA 421-B; OR 5) are federal covered securities under RSA 421-B. The statement above shall not by itself constitute a registration or a notice of exemption from registration of securities within the meaning of sections 448 and 461(i)(3) of the United States Internal Revenue Code and the regulation promulgated thereunder.

* Must be signed by a **manager**; if no manager, must be signed by a **member**.

Mailing Address - Corporation Division, NH Dept. of State, 107 N Main St, Rm 204, Concord, NH 03301-4989
Physical Location - State House Annex, 3rd Floor, Rm 317, 25 Capitol St, Concord, NH